UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 26, 2012, Mr. Leslie Moonves informed KB Home of his decision to not seek re-election to the Company’s Board of Directors (the “Board”) at the Company’s upcoming Annual Meeting of Stockholders in April, and to retire from the Board after eight years of service effective as of the date of the Annual Meeting, when his current term as a director expires. A copy of a press release KB Home issued regarding Mr. Moonves’ decision is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e) On January 26, 2012, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of KB Home (the “Company”) determined the amount of incentive compensation payable to each of the Company’s eligible executive officers under the Company’s fiscal year 2011 annual incentive program. In accordance with the incentive program’s design and underlying performance objectives, each such executive officer became eligible under the program to receive his maximum possible award. Given the challenging housing market conditions and the Company’s financial performance in fiscal year 2011, however, the Committee exercised its authority under the program to significantly reduce the amount of each of the awards. The final amounts determined by the Committee for the Company’s named executive officers are set forth below.

September 30,
Name	Annual Incentive Award
William R. Hollinger	$300,000
Jeff J. Kaminski	$400,000
Jeffrey T. Mezger	$1,950,000
Brian J. Woram	$375,000

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is furnished as part of this Current Report on Form 8-K.

99.1	Press release issued by KB Home on January 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram Executive Vice President, General Counsel and Secretary Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by KB Home on January 27, 2012.